UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission

File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Broadhollow Road

Melville, New York 11747

(Address of principal executive offices, with zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	VRNT	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes Offering

On April 9, 2021, Verint Systems Inc. (“Verint” or “we,” “us,” “our,” and the “Company”) completed its previously announced offering of $315 million aggregate principal amount of its 0.25% Convertible Senior Notes due 2026 (such notes, including the notes sold pursuant to the exercise by the Initial Purchasers (as defined below) of their option to purchase additional notes described below, the “Notes”). The Notes were sold in a private offering under a purchase agreement, dated as of April 6, 2021, entered into by and between Verint and the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Verint estimates the aggregate net proceeds from the offering to be approximately $306 million after deducting the initial purchaser discount and estimated offering expenses payable by Verint. Verint used a portion of the net proceeds from the offering to pay the costs of the capped call transactions described below. Verint intends to use the remainder of the net proceeds from the notes offering, together with the net proceeds from the issuance of $200.0 million of its Series B convertible preferred stock to an affiliate of Apax Partners that closed on April 6, 2021, to repay $259.0 million of the outstanding indebtedness under its existing credit facility, to repay certain amounts owing under interest rate swap agreements and to repurchase approximately 1.06 million shares of its common stock, and the remainder is expected to be used for working capital and other general corporate purposes.

Indenture and the Notes

On April 9, 2021, Verint entered into an indenture (the “Indenture”) with respect to the Notes with Wilmington Trust, National Association, as trustee (the “Trustee”). Under the Indenture, the Notes will be senior unsecured obligations of Verint, and bear interest from April 9, 2021, at an annual rate of 0.25% payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2021. The Notes will mature on April 15, 2026, unless earlier redeemed, repurchased or converted in accordance with their terms prior to such date.

The Notes are convertible into shares of Verint’s common stock at an initial conversion rate of 16.1092 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $62.08 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 32.5% to the $46.85 per share closing price of Verint’s common stock on April 6, 2021.

Prior to January 15, 2026, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and will be convertible thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes. Upon conversion of the Notes, holders will receive cash up to the aggregate principal amount, with the remainder satisfied by paying and/or delivering, as the case may be, shares of Verint’s common stock or a combination of cash and shares of Verint’s common stock, at Verint’s election, subject to certain conditions and during certain periods.

The conversion rate is subject to customary anti-dilution adjustments. If certain corporate events described in the Indenture occur prior to the maturity date, or Verint delivers a notice of redemption (as described below), the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances.

Prior to April 20, 2024, Verint may not redeem the Notes. On or after April 20, 2024 and prior to January 15, 2026, Verint may redeem for cash all or a portion of the Notes if the last reported sale price of Verint’s common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Verint provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Verint provides notice of redemption. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Verint undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require Verint to purchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving Verint or any of its significant subsidiaries.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on April 6, 2021 and April 8, 2021, Verint entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”) pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Capped Call Transactions are expected generally to reduce the potential dilution to Verint’s common stock upon any conversion of the Notes at maturity and/or offset any cash payments Verint is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the Capped Call Transactions will initially be $100.00 per share, which represents a premium of approximately 113% over the last reported sale price of Verint’s common stock of $46.85 per share on April 6, 2021, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of capped call confirmation relating to the Capped Call Transactions filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. Verint does not intend to file a shelf registration statement for the resale of the Notes or any shares of common stock issuable upon conversion of the Notes. Additional information pertaining to the Notes and the shares of common stock issuable upon conversion of the Notes is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of April 9, 2021, by and between Verint and Wilmington Trust, National Association, as trustee.

4.2	Form of 0.25% Convertible Senior Notes due 2026 (included in Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

By:	/s/ Peter Fante
Name: Peter Fante
Title: Chief Administrative Officer

Date: April 9, 2021